[LETTERHEAD OF TENZER GREENBLATT LLP]


                                 August 5, 1999


Take-Two Interactive Software, Inc.
575 Broadway
New York, New York 10012

Gentlemen:


     You have requested our opinion with respect to the offer and sale by certain selling stockholders of up to (i) an aggregate of 410,509 shares of Common Stock (the "Issued Shares") of Take-Two Interactive Software, Inc. (the "Company") and (ii) up to an additional 100,000 shares of Common Stock of the Company (the "Warrant Shares") issuable pursuant to the exercise of warrants (the "Warrants") owned by certain of the selling stockholders, pursuant to a Registration Statement (the "Registration Statement") on Form S-3, under the Securities Act of 1933, as amended (the "Act").


     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that (i) the Issued Shares have been duly authorized, validly issued and fully paid and nonassessable and (ii) the Warrant Shares, when sold, paid for and issued as contemplated by the Warrants, will be duly and validly issued and fully paid and nonassessable.

     We hereby consent to use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                        Very truly yours,

                                        /s/ Tenzer Greenblatt LLP
                                        TENZER GREENBLATT LLP